Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2012

Philadelphia, PA - February 21, 2013 - Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the fourth quarter and full year 2012.

•

ATLS declared a cash distribution of $0.30 per limited partner unit for the fourth quarter 2012, which represents a $0.03 per unit, or 11%, increase over the third quarter 2012, and a 25% increase over the prior year quarter. The fourth quarter 2012 ATLS distribution was paid on February 19, 2013 to holders of record as of February 6, 2013.

•

Atlas Energy’s E&P subsidiary, Atlas Resource Partners, L.P. (NYSE: ARP), reached record average net production of 110.1 million cubic feet of natural gas equivalents per day (Mmcfed) for the fourth quarter 2012, a 14% increase from the prior quarter. In December 2012, ARP completed its most recent acquisition of oil & natural gas liquids (NGL) rich reserves in the Marble Falls region of the Fort Worth Basin from DTE Energy (“DTE”) for approximately $255 million. ARP completed approximately $650 million in acquisitions in the Fort Worth Basin in 2012.

•

Atlas Pipeline Partners, L.P. (NYSE: APL), Atlas Energy’s midstream subsidiary, announced record processing volumes at each of its systems, reaching a total of 1,001.9 Mmcfd and NGL production of 80,120 barrels per day (bpd) for the fourth quarter 2012. APL also recently completed its acquisition of Cardinal Midstream in December 2012, in which APL acquired valuable gathering and processing facilities

Edward E. Cohen, Chief Executive Officer of Atlas Energy, stated, “Our results in 2012 at ATLS should only be exceeded by our accomplishments this year and beyond. All of our success is attributable to the tremendous efforts of both ARP and APL, both of which had strong performances through the end of the year. We expect continued value creation for all of our stakeholders.”

*    *    *

Financial Results

•

On January 24, 2013, ARP increased its quarterly cash distribution to $0.48 per unit for the fourth quarter 2012, which was paid on February 14, 2013 to holders of record as of February 6, 2013. ATLS received approximately $10.7 million of cash distributions based upon ARP’s fourth quarter 2012 distribution.

•

On January 23, 2013, APL declared an increased distribution for the fourth quarter 2012 of $0.58 per unit to holders of record on February 7, 2013, which was paid on February 14, 2013. ATLS received approximately $6.5 million of cash distributions based upon APL’s fourth quarter 2012 distribution.

•

On a GAAP basis, net loss attributable to limited partners was $14.9 million for the fourth quarter 2012 compared to net loss of $4.2 million for the prior year comparable period. The loss for the fourth quarter 2012 is due primarily to Atlas Energy’s $4.6 million of non-cash stock compensation expense, and its ownership interest in ARP, which recognized $9.5 million of non-cash asset impairments on certain non-core legacy oil and gas properties and $8.7 million of acquisition costs related to the DTE acquisition.

*    *    *

Recent Events

Atlas Resources’ Acquisition of Barnett Shale/Marble Falls properties from DTE Energy

On December 20, 2012, ARP completed its acquisition DTE Gas Resources, LLC, an affiliate of DTE Energy Company (“DTE”), which owned approximately 35 million barrels of oil equivalents (MMboe) of proved reserves and substantial resource potential in the Fort Worth Basin in Texas for approximately $255 million. This transaction represented ARP’s third acquisition in 2012 in the Fort Worth Basin, and ARP has invested a total of approximately $650 million to acquire estimated proved reserves of over 700 billion cubic feet equivalents (Bcfe) at the time of acquisition.

Included in the DTE transaction was approximately 88,000 net acres in the Fort Worth Basin of Texas, primarily in Jack County, offsetting ARP’s current Barnett Shale position. This acreage position includes approximately 75,000 net acres prospective for the oil and NGL rich Marble Falls play, in which there are approximately 700 identified vertical drilling locations in ARP’s position. ARP also believes that there are further potential development opportunities through vertical down-spacing and horizontal drilling in the Marble Falls formation. ARP commenced initial drilling operations in the Marble Falls play in January 2013.

Atlas Resources’ Issuance of $275 million 7.75% 2021 Senior Notes

On January 23, 2013, ARP issued $275 million of 7.75% Senior Notes due 2021 in a private placement transaction issued at par. ARP received net proceeds of $268.3 million after underwriting commissions and other transaction costs, and utilized the proceeds to repay and terminate ARP’s $75.4 million term loan and reduce the outstanding balance on its revolving credit facility. The senior notes are subject to a registration rights agreement entered in connection with the transaction, which requires ARP, among other things, to file a registration statement with the SEC and exchange the privately placed notes for registered notes by certain dates.

Atlas Pipeline’s Acquisition of Cardinal Midstream

In December 2012, APL acquired 100% of the equity interests held by Cardinal Midstream, LLC (“Cardinal”) in its three wholly-owned subsidiaries for approximately $600.0 million in cash, subject to customary purchase price adjustments. The assets of these companies represent the majority of the operating assets of Cardinal and include the following owned and/or operated assets: three cryogenic processing plants totaling 220 million cubic feet of natural gas per day (MMcfd) in processing capacity, approximately 60 miles of associated gathering pipelines, and a gas treating business that includes 15 treating facilities located in numerous hydrocarbon basins. Over 80% of Cardinal’s current gross margin is derived from fixed fee contracts.

Atlas Pipeline Senior Notes Offerings

On February 11, 2013, APL issued $650 million of 5.875% Senior Notes due 2023 in a private placement transaction issued at par. APL received net proceeds of approximately $638.2 million after underwriting commissions and other transaction costs, and utilized the proceeds to redeem any or all of its outstanding 8.75% Senior Notes due 2018 in a related tender offer, as well as repay a portion of its outstanding indebtedness under its existing credit facility.

In September 2012, APL issued $325.0 million of 6.625% Senior Notes due 2020 in a private placement transaction. Subsequently, in December 2012, APL completed a follow-on private offering of $175 million of 6.625% Senior Notes due 2020 at 103% of their principal amount, plus accrued interest from September 28, 2012, representing a yield to worst of 6.003%. APL received net proceeds of approximately $176.3 million after underwriting commissions and other transaction costs, and utilized the proceeds from the December offering to fund a portion of its acquisition of Cardinal.

The senior notes are subject to a registration rights agreement entered in connection with the transaction, which requires APL, among other things, to file a registration statement with the SEC and exchange the privately placed notes for registered notes by certain dates.

Atlas Resource Fourth Quarter 2012 Highlights

•

ARP’s average net daily production for the fourth quarter 2012 was 110.1 Mmcfed, an increase of approximately 13.8 Mmcfed, or 14%, compared with the third quarter 2012. The increase was primarily due to a full quarter’s volume from the acquisition of the remaining 50% interest in Equal Energy, Ltd.’s approximately 8,500 net undeveloped acres in the core of the Mississippi Lime play in northwestern Oklahoma in September 2012, and a full quarter’s volume from the acquisition of Titan Operating, LLC (“Titan”) in the Barnett Shale in July 2012.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 43% common limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP fourth quarter and full year 2012 earnings release for additional details on its financial results.

Atlas Pipeline Fourth Quarter 2012 Highlights

•

During the fourth quarter 2012, APL operated near or at nameplate capacity on all of its gathering and processing systems in the Mid Continent. APL processed an average of approximately 1,001.9 Mmcfd of natural gas in the fourth quarter 2012 amongst its WestOK, WestTX, Velma and the newly-acquired Arkoma systems, 67% higher than the prior year comparable quarter’s volumes. APL again attained record high volumes with over 80,100 bbl per day of natural gas liquids generated from APL’s four processing systems, which primarily reside in Oklahoma and Texas.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 8.7% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the APL fourth quarter and full year 2012 earnings release for additional details on its financial results.

Corporate Expenses

•

Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $1.5 million for the fourth quarter 2012, relatively consistent with the third quarter 2012. Please refer to the consolidating combined statements of operations provided in the financial tables of this release.

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Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s fourth quarter 2012 results on Friday, February 22, 2013 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 11:00 a.m. ET on February 22, 2013 by dialing 888-286-8010, passcode: 12321370.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 43% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 9% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 10,200 producing natural gas and oil wells, primarily in Appalachia and the Barnett Shale in Texas. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, northern and western Texas, and Tennessee, APL owns and operates 12 active gas processing plants, 18 gas treating facilities, as well as approximately 10,100 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in West Texas LPG Pipeline Limited Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues:
Gas and oil production	$31,578	$15,325	$92,901	$66,979
Well construction and completion	39,219	70,947	131,496	135,283
Gathering and processing	360,386	346,102	1,219,815	1,329,418
Administration and oversight	3,224	2,668	11,810	7,741
Well services	4,697	4,752	20,041	19,803
Gain (loss) on mark-to-market derivatives(2)	(4,965)	(29,405)	31,940	(20,453)
Other, net	4,865	5,146	13,440	31,803

Total revenues	439,004	415,535	1,521,443	1,570,574

Costs and expenses:
Gas and oil production	10,377	5,147	26,624	17,100
Well construction and completion	34,197	60,876	114,079	115,630
Gathering and processing	298,630	291,227	1,009,100	1,123,051
Well services	2,204	2,661	9,280	8,738
General and administrative(1)	56,931	23,538	165,777	80,584
Chevron transaction expense	—	—	7,670	—
Depreciation, depletion and amortization	43,048	27,855	142,611	109,373
Asset impairment	9,507	6,995	9,507	6,995

Total costs and expenses	454,894	418,299	1,484,648	1,461,471

Operating income (loss)	(15,890)	(2,764)	36,795	109,103

Gain (loss) on asset sales and disposal	39	570	(6,980)	256,292
Interest expense(1)	(15,890)	(7,434)	(46,520)	(38,394)
Loss on early extinguishment of debt	—	—	—	(19,574)

Income (loss) from continuing operations before tax	(31,741)	(9,628)	(16,705)	307,427
Income tax expense	(176)	—	(176)	—

Income (loss) from continuing operations	(31,917)	(9,628)	(16,881)	307,427

Loss from discontinued operations	—	—	—	(81)

Net income (loss)	(31,917)	(9,628)	(16,881)	307,346

(Income) loss attributable to non-controlling interests	17,042	5,454	(35,532)	(257,643)

Net income (loss) after non-controlling interests	(14,875)	(4,174)	(52,413)	49,703
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(1)	—	—	—	(4,711)

Net income (loss) attributable to common limited partners	$(14,875)	$(4,174)	$(52,413)	$44,992

Net income (loss) attributable to common limited partners per unit – basic:
Income (loss) from continuing operations attributable to common limited partners	$(0.29)	$(0.08)	$(1.02)	$0.91

Loss from discontinued operations attributable to common limited partners	—	—	—	—

Net income (loss) attributable to common limited partners	$(0.29)	$(0.08)	$(1.02)	$0.91

Net income (loss) attributable to common limited partners per unit – diluted:
Income (loss) from continuing operations attributable to common limited partners	$(0.29)	$(0.08)	$(1.02)	$0.88
Loss from discontinued operations attributable to common limited partners	—	—	—	—

Net income (loss) attributable to common limited partners	$(0.29)	$(0.08)	$(1.02)	$0.88

Weighted average common limited partner units outstanding:
Basic	51,359	51,271	51,327	48,235

Diluted	51,359	51,271	51,327	49,676

Net income (loss) attributable to common limited partners:
Income (loss) from continuing operations	$(14,875)	$(4,174)	$(52,413)	$45,002
Loss from discontinued operations	—	—	—	(10)

Net income (loss) attributable to common limited partners	$(14,875)	$(4,174)	$(52,413)	$44,992

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the exploration and production business acquired from Chevron (the “Transferred Business”) for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$36,780	$77,376
Accounts receivable	196,249	136,853
Current portion of derivative asset	35,351	15,447
Subscriptions receivable	55,357	34,455
Prepaid expenses and other	45,255	24,779

Total current assets	368,992	288,910

Property, plant and equipment, net	3,502,609	2,093,283
Intangible assets, net	200,680	104,777
Investment in joint venture	86,002	86,879
Goodwill, net	351,069	31,784
Long-term derivative asset	16,840	30,941
Other assets, net	71,002	48,197

	$4,597,194	$2,684,771

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$10,835	$2,085
Accounts payable	119,028	93,554
Liabilities associated with drilling contracts	67,293	71,719
Accrued producer liabilities	109,725	88,096
Current portion of derivative payable to Drilling Partnerships	11,293	20,900
Accrued interest	11,556	1,629
Accrued well drilling and completion costs	47,637	17,585
Accrued liabilities	103,291	61,653

Total current liabilities	480,658	357,221

Long-term debt, less current portion	1,529,508	522,055
Long-term derivative liability	888	—
Long-term derivative payable to Drilling Partnerships	2,429	15,272
Deferred income taxes, net	30,258	—
Asset retirement obligations and other	73,605	46,142

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	456,171	554,999
Accumulated other comprehensive income	9,699	29,376

	465,870	584,375
Non-controlling interests	2,013,978	1,159,706

Total partners’ capital	2,479,848	1,744,081

	$4,597,194	$2,684,771

ATLAS ENERGY, L.P.

Financial and Operating Highlights

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011(1)
Net income (loss) attributable to common limited partners per unit - basic	$(0.29)	$(0.08)	$(1.02)	$0.91

Distributable cash flow per unit(2)(3)	$0.30	$0.37	$1.08	$1.36

Cash distributions paid per unit(4)	$0.30	$0.24	$1.07	$0.81

ATLAS RESOURCE:
Production volume:(5)(6)
Natural gas (Mcfd)	95,845	30,560	69,408	31,403
Oil (Bpd)	447	339	330	307
Natural gas liquids (Bpd)	1,935	432	974	444

Total (Mcfed)	110,137	35,182	77,232	35,912

Average sales prices:(6)
Natural gas (per Mcf) (7)	$3.04	$4.20	$3.29	$4.98
Oil (per Bbl)(8)	$90.76	$87.19	$94.02	$89.70
Natural gas liquids (per gallon)	$0.73	$1.14	$0.76	$1.15

Production costs:(6)(9)
Lease operating expenses per Mcfe	$0.88	$1.20	$0.82	$1.09
Production taxes per Mcfe	0.14	0.08	0.12	0.10

Total production costs per Mcfe	$1.01	$1.28	$0.94	$1.19

ATLAS PIPELINE:
Production volume:(6)
Gathered gas volume(Mcfd)	1,100,266	649,644	1,026,996	599,828
Processed gas volume (Mcfd)	1,001,883	601,188	922,715	548,932
Residue gas volume (Mcfd)	846,794	486,312	837,961	445,094
Processed NGL volume (Bpd)	80,120	58,597	76,807	54,120
Condensate volume (Bpd)	3,044	2,325	3,415	2,821

Average sales prices:(6)
Natural gas (per Mcf)	$3.18	$3.40	$2.62	$3.86
Condensate (per Bbl)	$80.75	$89.75	$87.88	$90.65
Natural gas liquids (per gallon)	$0.90	$1.17	$0.90	$1.20

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)	A reconciliation from net income to distributable cash flow is provided in the financial tables of this release.
(3)

Calculation consists of distributable cash flow divided by the weighted average common limited partner units outstanding of 51,359,000 and 51,271,000 for the three months ended December 31, 2012 and 2011, respectively, and 51,327,000 for the year ended December 31, 2012. For the year ended December 31, 2011, the weighted average common limited partner units outstanding of 51,250,000 utilized for the calculation is the weighted average common limited partner units outstanding for the period subsequent to February 17, 2011, the date of acquisition for the Transferred Business, which includes the 23.4 million common limited partner units issued as partial consideration for the acquisition.

(4)

Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter. The year ended December 31, 2011 includes a cash distribution payment of $0.11 per limited partner unit for the 1st quarter 2011, which reflected a prorated cash distribution for the period from February 17, 2011, the date of acquisition for the Transferred Business, to March 31, 2011.

(5)

Production quantities consist of the sum of (i) ARP’s proportionate share of production from wells in which it has a direct interest, based on ARP’s proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(6)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(7)

ARP’s average sales price for natural gas before the effects of financial hedging was $2.98 per Mcf and $3.68 per Mcf for the three months ended December 31, 2012 and 2011, respectively, and $2.60 per Mcf and $4.53 per Mcf for the years ended December 31, 2012 and 2011, respectively. These amounts exclude the impact of subordination of production revenues to investor partners within the investor partnerships. Including the effects of subordination, average natural gas sales prices were $2.54 per Mcf ($2.48 per Mcf before the effects of financial hedging) and $3.81 per Mcf ($3.29 per Mcf before the effects of financial hedging) for the three months ended December 31, 2012 and 2011, respectively, and $2.76 per Mcf ($2.08 per Mcf before the effects of financial hedging) and $4.28 per Mcf ($3.83 per Mcf before the effects of financial hedging) for the years ended December 31, 2012 and 2011, respectively.

(8)

ARP’s average sales price for oil before the effects of financial hedging was $87.55 per barrel and $86.76 per barrel for the three months ended December 31, 2012 and 2011, respectively, and $91.32 per barrel and $89.07 per barrel for the years ended December 31, 2012 and 2011, respectively.

(9)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $0.71 per Mcfe ($0.95 per Mcfe for total production costs) and $0.98 per Mcfe ($1.06 per Mcfe for total production costs) for the three months ended December 31, 2012 and 2011, respectively, and $0.58 per Mcfe ($0.70 per Mcfe for total production costs) and $0.77 per Mcfe ($0.87 per Mcfe for total production costs) for the years ended December 31, 2012 and 2011, respectively.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011(1)
Adjusted EBITDA and Distributable Cash Flow Summary:

Atlas Resource Cash Distributions Earned(2):
Limited Partner Units	$10,062	$—	$29,975	$—
Class A Units (2%)	469	—	1,146	—
Incentive Distribution Rights	149	—	149	—

Total Atlas Resource Cash Distributions Earned(2)	10,680	—	31,270	—

per limited partner unit	$0.48	$—	$1.43	$—

Atlas Pipeline Cash Distributions Earned(2):
Limited Partner Units	3,337	3,165	13,061	11,286
General Partner 2% Interest	815	633	2,776	2,099
Incentive Distribution Rights	2,302	1,397	7,187	3,173

Total Atlas Pipeline Cash Distributions Earned(2)	6,454	5,195	23,024	16,558

per limited partner unit	$0.58	$0.55	$2.27	$1.96

Total Cash Distributions Earned	17,134	5,195	54,294	16,558

E&P Operations Adjusted EBITDA prior to spinoff on March 5, 2012(3)	—	9,565	9,111	49,182
Cash general and administrative expenses(4)	(1,531)	5,461	(7,441)	(1,615)
Other, net	1	1,237	984	16,224

Adjusted EBITDA(5)	15,604	21,458	56,948	80,349
Cash interest expense(6)	(82)	(202)	(335)	(726)
Maintenance capital expenditures(3)	—	(2,300)	(1,231)	(9,833)

Distributable Cash Flow(5)	$15,522	$18,956	$55,382	$69,790

Distributions Paid(7)	$15,410	$12,310	$54,937	$41,526
per limited partner unit	$0.30	$0.24	$1.07	$0.81
Distribution coverage ratio	1.0x	1.5x	1.0x	1.7x

Reconciliation of non-GAAP measures to net income (loss)(5):
Distributable cash flow	$15,522	$18,956	$55,382	$69,790
Distributable cash flow of Transferred Business as of and prior to February 17, 2011 (the date of acquisition)(1)	—	—	—	8,261
E&P Operations EBITDA prior to spinoff on March 5, 2012(3)	—	(9,565)	(9,111)	(49,182)
E&P Operations EBITDA of Transferred Business as of and prior to February 17, 2011(1)	—	—	—	(8,510)
Atlas Resource net loss attributable to ATLS common limited partners	(11,274)	(4,741)	(34,718)	19,899
Atlas Resource cash distributions earned by ATLS(2)	(10,680)	—	(31,270)	—
Atlas Pipeline net income attributable to ATLS common limited partners	2,501	198	15,343	37,753
Atlas Pipeline cash distributions earned by ATLS(2)	(6,454)	(5,195)	(23,024)	(16,558)
Depreciation and amortization	—	(1,069)	—	(1,069)
Non-recurring spinoff and acquisition costs	—	—	(8,370)	(2,087)
Amortization of deferred finance costs	(51)	(154)	(230)	(5,510)
Non-cash stock compensation expense	(4,611)	(4,201)	(18,237)	(13,132)
Maintenance capital expenditures(3)	—	2,300	1,231	9,833
Other non-cash adjustments	172	(703)	591	215
Income attributable to non-controlling interests	(17,042)	(5,454)	35,532	257,643

Net income (loss)	$(31,917)	$(9,628)	$(16,881)	$307,346

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.
(2)	Represents the cash distribution paid by ARP and APL within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(3)	Represents the E&P Operations Adjusted EBITDA generated and maintenance capital expenditures incurred by ATLS on a stand-alone basis prior to the transfer of its E&P assets to ARP on March 5, 2012.
(4)

Excludes non-cash stock-compensation expense, non-recurring spinoff costs and non-recurring acquisition costs incurred, including amounts in connection with the acquisition of the Transferred Business.

(5)

Adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of ATLS believes that adjusted EBITDA and distributable cash flow provide additional information for evaluating ATLS’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within ATLS’s financial covenants under its credit facility. Adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(6)	Excludes non-cash amortization of deferred financing costs.
(7)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	December 31, 2012
	Atlas Energy	Atlas Resource	Atlas Pipeline	Consolidated
Total debt	$9,000	$351,425	$1,179,918	$1,540,343
Less: Cash	(10,194)	(23,188)	(3,398)	(36,780)

Total net debt /(cash)	(1,194)	328,237	1,176,520	1,503,563

Partners’ capital	465,870	862,006	1,606,408	2,479,848	(1)

Total capitalization	$464,676	$1,190,243	$2,782,928	$3,983,411

Ratio of net debt to capitalization	0.00x

(1)	Net of eliminated amounts.

	December 31, 2011
	Atlas Energy	Atlas Resource	Atlas Pipeline	Consolidated
Total debt	$—	$—	$524,140	$524,140
Less: Cash	(22,500)	(54,708)	(168)	(77,376)

Total net debt /(cash)	(22,500)	(54,708)	523,972	446,764

Partners’ capital	584,375	457,175	1,236,228	1,744,081	(2)

Total capitalization	$561,875	$402,467	$1,760,200	$2,190,845

Ratio of net debt to capitalization	0.00x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended December 31, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$31,578	$—	$—	$31,578
Well construction and completion	—	39,219	—	—	39,219
Gathering and processing	—	5,956	354,508	(78)	360,386
Administration and oversight	—	3,224	—	—	3,224
Well services	—	4,697	—	—	4,697
Loss on mark-to-market derivatives	—	—	(4,965)	—	(4,965)
Other, net	173	66	4,626	—	4,865

Total revenues	173	84,740	354,169	(78)	439,004

Costs and expenses:
Gas and oil production	—	10,377	—	—	10,377
Well construction and completion	—	34,197	—	—	34,197
Gathering and processing	—	6,306	292,402	(78)	298,630
Well services	—	2,204	—	—	2,204
General and administrative	6,142	20,696	30,093	—	56,931
Depreciation, depletion and amortization	—	18,734	24,314	—	43,048
Asset impairment	—	9,507	—	—	9,507

Total costs and expenses	6,142	102,021	346,809	(78)	454,894

Operating income (loss)	(5,969)	(17,281)	7,360		(15,890)

Gain on asset sales and disposal	—	39	—	—	39
Interest expense	(133)	(1,666)	(14,091)	—	(15,890)

Loss from continuing operations before tax	(6,102)	(18,908)	(6,731)	—	(31,741)
Income tax expense	—	—	(176)	—	(176)

Loss from continuing operations	(6,102)	(18,908)	(6,907)		(31,917)
Discontinued operations	—	—	—	—	—

Net loss	(6,102)	(18,908)	(6,907)	—	(31,917)
(Income)/loss attributable to non-controlling interests	—	—	(1,902)	18,944	17,042

Net income/(loss) attributable to common limited partners	$(6,102)	$(18,908)	$(8,809)	$18,944	$(14,875)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended December 31, 2011

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$15,325	$—	$—	$15,325
Well construction and completion	—	70,947	—	—	70,947
Gathering and processing	—	3,698	342,483	(79)	346,102
Administration and oversight	—	2,668	—	—	2,668
Well services	—	4,752	—	—	4,752
Loss on mark-to-market derivatives	—	—	(29,405)	—	(29,405)
Other, net	531	85	4,530	—	5,146

Total revenues	531	97,475	317,608	(79)	415,535

Costs and expenses:
Gas and oil production	—	5,147	—	—	5,147
Well construction and completion	—	60,876	—	—	60,876
Gathering and processing	—	4,465	286,841	(79)	291,227
Well services	—	2,661	—	—	2,661
General and administrative	(1,260)	15,261	9,537	—	23,538
Depreciation, depletion and amortization	1,069	6,850	19,936	—	27,855
Asset impairment	—	6,995	—	—	6,995

Total costs and expenses	(191)	102,255	316,314	(79)	418,299

Operating income (loss)	722	(4,780)	1,294	—	(2,764)

Gain on asset sales and disposal	3	39	528	—	570
Interest expense	(356)	—	(7,078)	—	(7,434)
Loss on early extinguishment of debt	—	—	—	—	—

Income (loss) from continuing operations	369	(4,741)	(5,256)	—	(9,628)
Discontinued operations	—	—	—	—	—

Net income (loss)	369	(4,741)	(5,256)	—	(9,628)
(Income)/loss attributable to non-controlling interests	—	—	(1,708)	7,162	5,454

Net income/(loss) attributable to common limited partners	$369	$(4,741)	$(6,964)	$7,162	$(4,174)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Year Ended December 31, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$92,901	$—	$—	$92,901
Well construction and completion	—	131,496	—	—	131,496
Gathering and processing	—	16,267	1,203,983	(435)	1,219,815
Administration and oversight	—	11,810	—	—	11,810
Well services	—	20,041	—	—	20,041
Gain on mark-to-market derivatives	—	—	31,940	—	31,940
Other, net	1,575	(4,886)	16,751	—	13,440

Total revenues	1,575	267,629	1,252,674	(435)	1,521,443

Costs and expenses:
Gas and oil production	—	26,624	—	—	26,624
Well construction and completion	—	114,079	—	—	114,079
Gathering and processing	—	19,491	990,044	(435)	1,009,100
Well services	—	9,280	—	—	9,280
General and administrative	34,048	69,123	62,606	—	165,777
Chevron transaction expense	—	7,670	—	—	7,670
Depreciation, depletion and amortization	—	52,582	90,029	—	142,611
Asset impairment	—	9,507	—	—	9,507

Total costs and expenses	34,048	308,356	1,142,679	(435)	1,484,648

Operating income (loss)	(32,473)	(40,727)	109,995	—	36,795

Loss on asset sales and disposal	—	(6,980)	—	—	(6,980)
Interest expense	(565)	(4,195)	(41,760)	—	(46,520)

Income (loss) from continuing operations before tax	(33,038)	(51,902)	68,235	—	(16,705)
Income tax expense	—	—	(176)	—	(176)

Net income (loss)	(33,038)	(51,902)	68,059	—	(16,881)
Income attributable to non-controlling interests	—	—	(6,010)	(29,522)	(35,532)

Net income (loss) attributable to common limited partners	$(33,038)	$(51,902)	$62,049	$(29,522)	$(52,413)

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Year Ended December 31, 2011

	Atlas Energy	Atlas Resource(1)	Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$—	$66,979	$—	$—	$66,979
Well construction and completion	—	135,283	—	—	135,283
Gathering and processing	—	17,746	1,312,007	(335)	1,329,418
Administration and oversight	—	7,741	—	—	7,741
Well services	—	19,803	—	—	19,803
Loss on mark-to-market derivatives	—	—	(20,453)	—	(20,453)
Other, net	16,602	(30)	15,231	—	31,803

Total revenues	16,602	247,522	1,306,785	(335)	1,570,574

Costs and expenses:
Gas and oil production	—	17,100	—	—	17,100
Well construction and completion	—	115,630	—	—	115,630
Gathering and processing	—	20,842	1,102,544	(335)	1,123,051
Well services	—	8,738	—	—	8,738
General and administrative	16,694	27,536	36,354	—	80,584
Depreciation, depletion and amortization	1,069	30,869	77,435	—	109,373
Asset impairment	—	6,995	—	—	6,995

Total costs and expenses	17,763	227,710	1,216,333	(335)	1,461,471

Operating income (loss)	(1,161)	19,812	90,452	—	109,103

Gain on asset sales and disposal	3	87	256,202	—	256,292
Interest expense	(6,791)	—	(31,603)	—	(38,394)
Loss on early extinguishment of debt	—	—	(19,574)	—	(19,574)

Income (loss) from continuing operations	(7,949)	19,899	295,477	—	307,427
Discontinued operations	—	—	(81)	—	(81)

Net income (loss)	(7,949)	19,899	295,396	—	307,346
Income attributable to non-controlling interests	—	—	(6,200)	(251,443)	(257,643)

Net income (loss) after non-controlling interests	(7,949)	19,899	289,196	(251,443)	49,703
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition(1))	—	(4,711)	—	—	(4,711)

Net income (loss) attributable to common limited partners	$(7,949)	$15,188	$289,196	$(251,443)	$44,992

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$10,194	$23,188	$3,398	$—	$36,780
Accounts receivable	5	38,718	157,526	—	196,249
Receivable from (advances from) affiliates	11,353	(5,853)	(5,500)	—	—
Current portion of derivative asset	—	12,274	23,077	—	35,351
Subscriptions receivable	—	55,357	—	—	55,357
Prepaid expenses and other	118	9,063	36,074	—	45,255

Total current assets	21,670	132,747	214,575	—	368,992

Property, plant and equipment, net	—	1,302,228	2,200,381	—	3,502,609
Goodwill and intangible assets, net	—	33,104	518,645	—	551,749
Long-term derivative asset	—	8,898	7,942	—	16,840
Investment in joint venture	—	—	86,002	—	86,002
Investment in subsidiaries	454,436	—	—	(454,436)	—
Other assets, net	22,287	16,122	32,593	—	71,002

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$10,835	$—	$10,835
Accounts payable	171	59,549	59,308	—	119,028
Liabilities associated with drilling contracts	—	67,293	—	—	67,293
Accrued producer liabilities	—	—	109,725	—	109,725
Current portion of derivative payable to Drilling Partnerships	—	11,293	—	—	11,293
Accrued interest	4	1,153	10,399	—	11,556
Accrued well drilling and completion costs	—	47,637	—	—	47,637
Accrued liabilities	21,304	24,235	57,752	—	103,291

Total current liabilities	21,479	211,160	248,019	—	480,658

Long-term debt, less current portion	9,000	351,425	1,169,083	—	1,529,508
Long-term derivative liability	—	888	—	—	888
Long-term derivative payable to Drilling Partnerships	—	2,429	—	—	2,429
Deferred income taxes, net	—	—	30,258	—	30,258
Asset retirement obligations and other	2,044	65,191	6,370	—	73,605

Partners’ Capital:
Common limited partners’ interests	456,171	840,437	1,539,177	(2,379,614)	456,171
Accumulated other comprehensive income	9,699	21,569	—	(21,569)	9,699

	465,870	862,006	1,539,177	(2,401,183)	465,870
Non-controlling interests	—	—	67,231	1,946,747	2,013,978

Total partners’ capital	465,870	862,006	1,606,408	(454,436)	2,479,848

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2011

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$22,500	$54,708	$168	$—	$77,376
Accounts receivable	869	20,572	115,412	—	136,853
Receivable from (advances from) affiliates	3,928	(1,253)	(2,675)	—	—
Current portion of derivative asset	—	13,802	1,645	—	15,447
Subscriptions receivable	—	34,455	—	—	34,455
Prepaid expenses and other	1,462	7,676	15,641	—	24,779

Total current assets	28,759	129,960	130,191	—	288,910

Property, plant and equipment, net	4,571	520,883	1,567,829	—	2,093,283
Goodwill and intangible assets, net	—	33,285	103,276	—	136,561
Long-term derivative asset	—	16,127	14,814	—	30,941
Investment in joint venture	—	—	86,879	—	86,879
Investment in subsidiaries	533,697	—	—	(533,697)	—
Other assets, net	22,190	858	25,149	—	48,197

	$589,217	$701,113	$1,928,138	$(533,697)	$2,684,771

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$2,085	$—	$2,085
Accounts payable	2,179	36,731	54,644	—	93,554
Liabilities associated with drilling contracts	—	71,719	—	—	71,719
Accrued producer liabilities	—	—	88,096	—	88,096
Current portion of derivative payable to Drilling Partnerships	—	20,900	—	—	20,900
Accrued interest	5	—	1,624	—	1,629
Accrued well drilling and completion costs	—	17,585	—	—	17,585
Accrued liabilities	2,418	35,952	23,283	—	61,653

Total current liabilities	4,602	182,887	169,732	—	357,221
				—
Long-term debt, less current portion	—	—	522,055	—	522,055
Long-term derivative payable to Drilling Partnerships	—	15,272	—	—	15,272
Asset retirement obligations and other	240	45,779	123	—	46,142

Partners’ Capital:
Common limited partners’ interests	554,999	427,246	1,269,019	(1,696,265)	554,999
Accumulated other comprehensive income (loss)	29,376	29,929	(4,390)	(25,539)	29,376

	584,375	457,175	1,264,629	(1,721,804)	584,375
Non-controlling interests	—	—	(28,401)	1,188,107	1,159,706

Total partners’ capital	584,375	457,175	1,236,228	(533,697)	1,744,081

	$589,217	$701,113	$1,928,138	$(533,697)	$2,684,771

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of December 31, 2012:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	43.0%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		45.0%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	8.7%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		10.7%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.1%